                       Registration No. 333 -222829

As filed with the Securities and Exchange Commission on March 28 , 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

EXENT CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

35-2611667 IRS Employer Identification Number	3444 Primary Standard Industrial Classification Code Number

________________________

Exent Corp.

Stroitelnaya str. 9-1, Ivanovka

Chui region, Kyrgyzstan 72000

Tel. +996555158151

Email: exentcorp@yahoo.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 3773 HOWARD HUGHES PARKWAY, STE. 500S

LAS VEGAS, NV 89169-6014

TEL. (702) 866-2500

FAX.  (702) 866-2689

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ¨   Smaller reporting company ¨ Emerging growth company ☒

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act: ¨

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.05	$200,000	$24.90

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

EXENT CORP.

4,000,000 SHARES OF COMMON STOCK

$0.05 PER SHARE

This is the initial offering of common stock of EXENT CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.05 per share. We estimate our total offering registration costs to be approximately $13,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Marat Asylbekov, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Asylbekov will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$13,000	$13,000	$13,000
Net proceeds	$87,000	$137,000	$187,000

Exent Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. Following the close of the offering , we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Exent Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF EXENT CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2018

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	27
INDEMNIFICATION	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
EXPERTS	28
AVAILABLE INFORMATION	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
INDEX TO THE FINANCIAL STATEMENTS	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “EXENT CORP.” REFERS TO EXENT CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

EXENT CORP.

We are a development stage company that plans to manufacture drywall steel studs in the Kyrgyz Republic. Exent Corp. was incorporated in Nevada on February 15, 2017. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $70,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stroitelnaya str. 9-1, Ivanovka, Chui region, Kyrgyzstan 72000. Our phone number is +996555158151.

From inception (February 15, 2017) until the date of this filing, we have had limited operating activities. Our financial statements from inception (February 15, 2017) through December 31, 2017, reports no revenues and a net loss of $224. Our independent registered public accounting firm has issued an audit opinion for Exent Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan and started to search for manufacturing equipment. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $70,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $70,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	EXENT CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.05
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$200,000
Securities Issued and Outstanding:

There are 1,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Marat Asylbekov.

If we are successful at selling all the shares in this offering, we will have 5,500,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $13,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 15, 2017 (Inception) to December 31, 2017.

Financial Summary	December 31, 2017 ($) (Audited)
Cash and Deposits	1,500
Total Assets	1,500
Total Liabilities	224
Total Stockholders’ Equity	1,276

Statement of Operations	Accumulated From February 15, 2017 (Inception) to December 31, 2017 ($) (Audited)
Revenue	-
Cost of goods Sold	-
Total Operating Expenses	224
Net Loss	(224)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED TO OUR BUSINESS

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on February 15, 2017; we have not yet commenced our business operations; and we have realized no revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST 35% OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST 35% OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares as well as loans from Mr. Asylbekov. In the event we do not sell 35% of the shares and raise 35% of the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 15, 2017 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE IDENTIFIED NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the selling drywall steel studs; therefore, we need to attract enough customers to buy our drywall steel studs. We have identified no customer who prepaid us for drywall steel studs to date and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our drywall steel studs, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE PLAN TO EXPORT DRYWALL STEEL STUDS OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export drywall steel studs and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us. Deliveries of our drywall steel studs may be disrupted through factors such as:

(i) work stoppages, strikes and political unrest;

(ii) problems with ocean shipping, including work stoppages and shipping container shortages;

(iii) increased inspections of import shipments or other factors causing delays in shipments; and

(iv) economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE CONSTRUCTION INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS. GENERAL ECONOMIC SLOWDOWN OR RECESSION COULD ADVERSELY IMPACT OUR BUSINESS.

Construction undustry has been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of future slowdowns and we cannot assure that our business will not be materially adversely affected by them.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND MARAT ASYLBEKOV, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. ASYLBEKOV, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. ASYLBEKOV.

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Our principal operations and assets are located outside of the United States, and Marat Asylbekov, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Asylbekov in the United States, and it may be difficult to enforce any judgment rendered against Mr. Asylbekov. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Asylbekov, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Kyrgyz Republic may render that investor unable to enforce a judgment against the assets of Mr. Asylbekov. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same or similar products in our markets at competitive prices. Other competitors include private market buyers and sellers of construction materials. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our drywall steel studs at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar drywall steel studs in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF 37.5% OF THE SHARES BEING OFFERED OR LESS ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If only 37.5% offering shares or less will be sold, Mr. Asylbekov, our sole officer and director, will own 50% of the outstanding shares of our common stock or more. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Asylbekov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling drywall steel studs that we plan to manufacture in the Kyrgyz Republic, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONS, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Marat Asylbekov for all of our operations. The loss of Mr. Asylbekov would have a substantial negative effect on our company and may cause our business to fail. Mr. Asylbekov has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Asylbekov’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Marat Asylbekov, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Marat Asylbekov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive thus, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. ASYLBEKOV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Asylbekov does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on February 15, 2017 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $70,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and/or OTC Link. The OTCBB and OTC Link are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB and OTC Link are not an issuer listing service, market or exchange. Although the OTCBB and OTC Link do not have any listing requirements, to be eligible for quotation, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and OTC Link. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Exent Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $13,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Marat Asylbekov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Asylbekov’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and OTC Link.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 1,500,000 shares are currently issued and outstanding. If we sell the 4,000,000 shares being offered in this offering, we would have 5,500,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 35%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. Our use of net proceeds is listed in the order of priority in which you intend to use them. There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Gross proceeds	$70,000	$100,000	$150,000	$200,000
Offering expenses	$13,000	$13,000	$13,000	$13,000
Net proceeds	$57,000	$87,000	$137,000	$187,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Website development	$1,500	$2,000	$3,000	$4,000
Machines and equipment	$26,000	$35,000	$60,000	$80,000
Lease	$3,600	$4,800	$6,000	$9,000
Raw materials	$5,000	$5,000	$10,000	$15,000
Marketing and advertising	$5,300	$15,000	$18,600	$26,600
Workers salary	$3,600	$7,200	$14,400	$20,400
Sales person salary	$-	$6,000	$12,000	$18,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $13,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Marat Asylbekov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Asylbekov’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

If we raise less than $70,000, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Our founder, Marat Asylbekov, has agreed to loan us additional funds in the case we raise less than $70,000 to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board and/or OTC Link when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. Mr. Asylbekov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Asylbekov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Asylbekov. Mr. Asylbekov will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of December 31, 2017 was $1,276 or approximately $0.0009 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2017.

The following table sets forth as of December 31, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

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Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05	$0.05
Post offering net tangible book value	$38,276	$88,276	$138,276	$188,276
Post offering net tangible book value per share	$0.0153	$0.0252	$0.0307	$0.0342
Pre-offering net tangible book value per share	$0.0009	$0.0009	$0.0009	$0.0009
Increase (Decrease) in net tangible book value per share after offering	$0.0144	$0.0243	$0.0298	$0.0333
Dilution per share	$0.0347	$0.0248	$0.0193	$0.0158
% dilution	69.4%	49.6%	38.6%	31.6%
Capital contribution by purchasers of shares	$50,000	$100,000	$ 150,000	$200,000
Capital Contribution by existing stockholders	$1,500	$1,500	$1,500	$1,500
Percentage capital contributions by purchasers of shares	97.09%	98.52%	99.01%	99.26%
Percentage capital contributions by existing stockholders	2.91%	1.48%	0.99%	0.74%
Gross offering proceeds	$50,000	$100,000	$150,000	$200,000
Anticipated net offering proceeds	$37,000	$87,000	$137,000	$187,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	2,500,000	3,500,000	4,500,000	5,500,000
Purchasers of shares percentage of ownership after offering	40%	57.14%	66.67%	72.73%
Existing stockholders’ percentage of ownership after offering	60%	42.86%	33.33%	27.27%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $1,500 as of December 31, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Marat Asylbekov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of December 31, 2017, Mr. Asylbekov has advanced to us $224. Mr. Asylbekov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $70,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period, we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stroitelnaya str. 9-1, Ivanovka, Chui region, Kyrgyzstan 72000. Our phone number is +996555158151.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operations” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

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PLAN OF OPERATIONS

We were incorporated in the State of Nevada on February 15, 2017. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated no revenue and just recently started our operations. If we are unable to successfully find new customers who will buy drywall steel studs from us, we may quickly use up the proceeds from this offering.

Our business is manufacturing and selling drywall steel studs. We plan to sell our products in the Kyrgyz Republic, China, Europe and Commonwealth of Independent States (CIS) countries. We have generated no revenues and our principal business activities to date consist of incorporating the company, creating a business plan and searching for manufacturing equipment.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment ; however, we plan to purchase machines and equipment for drywall steel studs manufacturing . Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell drywall steel studs that we produce. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Gathering of market information

Time Frame: 1st- 2nd months

No costs

We are going to research the building material market and search for potential suppliers of equipment and for potential customers. We plan to study competitors, assortment and estimate quality and price of the similar products.

Establish our Office

Time Frame: 1st- 3rd months.

Costs: $2,000-4,000.

Upon completion of the offering we plan to set up an office in the Kyrgyz Republic and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PCs, telephones, fax, office supplies and furniture. Our sole officer and director, Marat Asylbekov will take our initial administrative duties. We believe that it will cost at least $2,000 to set up an office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $4,000.

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Develop Our Website

Time Frame: 3rd-6th months.

Costs: $1,500-$4,000

When our office is set up, we intend to begin developing our website. Our sole officer and director, Marat Asylbekov will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at the current time. The website development costs, including site design and implementation will be approximately $1,500. If we sell 50%, 75% and all of the shares offered we will develop a more sophisticated and well-designed web site, therefore developing cost will be $2,000, $3,000 and $4,000 accordingly. We plan to develop more convenient interface for clients with consumer preference web forms and online order calculator. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential customers

Time Frame: 5th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local building material distributors and specialized home building and restoration stores. Then we plan to expand our target market to contactors, homebuilder and developers. This activity will be ongoing throughout our operations. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

In the future, when/if we have available resources, operating history and experience, we plan to expand our market to China, Europe and Commonwealth of Independent States (CIS) countries and contact larger chain stores that sell various types of building materials. However, we anticipate encountering many market barriers in becoming a distributor to large established chain stores. Our competitors have gained customer loyalty and brand identification through their long-standing advertising and customer service efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our product in the marketplace and overcome these loyalties. The large chain stores may require capital investments in inventories. They also may have exclusive agreements with key distributors for the similar products. Considering our lack of operating history and experience in being a distributor of drywall steel studs, we may never become a distributor to large established chain stores.

As of today, we have not identified any customers for drywall steel studs.

Machines and equipment

Time Frame: 6 th-8th months

$26,000-$80,000

If we sell at least 35% of the shares in this offering, we plan to purchase machines and equipment for drywall steel studs manufacturing. We need to buy reel stands, industrial tables, guillotine cutters, slitting shears and forming machine. The minimum cost of the equipment is $26,000. If we sell 50% of the shares, we plan to purchase more productive equipment and machines, and it will cost us approximately $35,000. If we sell 75% and 100% of the shares, we intend to buy additional and more productive and efficient equipment and machines. It will cost us approximately $60,000 and $80,000 respectively.

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Lease

Time Frame: 6 th-12th months

$3,600-$9,000

During this period, we plan to lease a space to place our equipment and machines for manufacturing. The estimated cost for thid can vary from $3,600 to $9,000 depending on quantity and dimensions of the equipment and machines.

Raw materials

Time Frame: 6 th-12th months

$5,000-$15,000

In order to start the production process, we need to purchase raw materials. We need to buy galvanized steel coil. We need to sell at least 35% shares in this offering to buy our raw material which will cost us approximately $5,000. If we sell 50% shares, we plan also spend $5,000. If we sell 75% or 100% shares we plan to spend $10,000 and $15,000 for the raw materials respectively.

Develop and Implement Marketing Strategy

Time Frame: 6 th-12th months.

Costs: $5,300-$26,600

At the same time as we start negotiation process with potential customers and our website is operational, we will begin to market our product. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in construction industry to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use internet promotion tools to advertise our products and company. We intend to spend from $5,300-$26,600 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire workers

6-12 months

$3,600-$20,400

If we sell 35% of the shares offered, we plan to hire a worker for the manufacturing and it will cost us $3,600. If we sell 50% of the shares offered, we intend to hire two workers and it will cost us $7,200. If we sell 75% or 100% of the shares offered and purchase additional and more productive and efficient equipment and machines, we need to hire more workers and it will cost us approximately $14,400 and $20,400 respectively.

Hire a salesperson

6-12 months

$6,000-$18,000

If we sell 50% of the shares offered, we plan to hire a sales person to sell our drywall steel studs. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered, we are going to increase the quantity of sales associates to 2 and 3 accordingly.

In summary, if we sell at least 35% shares in this offering, we should be in full operation and selling our drywall steel studs within 12 months of completing our offering. Even if we start to produce and sell our drywall steel studs, there is no assurance that our operations will be profitable. If we are unable to attract customers to buy our products we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Marat Asylbekov, our president will be devoting approximately 20 hours a week to our operations. Once we expand operations, and can attract more and more customers to buy our drywall steel studs, Mr. Asylbekov has agreed to commit more time as required. Because Mr. Asylbekov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve-Month Period

   The following provides an overview of our estimated expenses to fund our plan of operations over the next twelve months.

Description	If 35% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Fees		Fees	Fees	Fees
SEC reporting and compliance	10,000	10,000	10,000	10,000
Establishing an office	2,000	2,000	3,000	4,000
Website development	1,500	2,000	3,000	4,000
Machines and equipment	26,000	35,000	60,000	80,000
Lease	3,600	4,800	6,000	9,000
Raw materials	5,000	5,000	10,000	15,000
Marketing and advertising	5,300	15,000	18,600	26,600
Workers salary	3,600	7,200	14,400	20,400
Sales person salary	-	6,000	12,000	18,000
Total	$57,000	$87,000	$137,000	$187,000

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on February 15, 2017 to December 31, 2017

During the period we incorporated the Company and prepared a business plan. Our financial statements from inception (February 15, 2017) through December 31, 2017, reports no revenues and a net loss of $224. Our general and administrative expenses that we incurred in the period ended December 31, 2017 consist of the incorporation expenses. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 1,500,000 shares of common stock to our sole officer and director for net proceeds of $1,500.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2017, the Company had $1,500 cash and our liabilities were $224, comprising $224 owed to Marat Asylbekov, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $70,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 1,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $1,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Marat Asylbekov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Asylbekov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Asylbekov’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $70,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $70,000 under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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GENERAL DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on February 15, 2017. We plan to manufacture and sell drywall steel studs. We plan to develop a website that will display a variety of drywall steel studs and their prices, and will advertise our services and fees. We depend on the proceeds from this offering for our short-term liquidity needs to fund future purchases. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Because we are not certain how we will fund our long-term liquidity needs, we have no ability to assess when we might be profitable. Our principal office address is located at Stroitelnaya str. 9-1, Ivanovka, Chui region, Kyrgyzstan 72000. Our telephone number is +996555158151. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated no revenue.

Product

We plan to manufacture and sell drywall steel studs. Our product is used principally in new developments, commercial and residential construction and in home improvement, remodeling and repair work. A success of our business plan will depend on the level of the new construction and the retail sales market. A downturn of commercial and residential new developments as well as a decrease in home improvement activity can adversely affect our intended business.

At the beginning, we plan to distribute our drywall steel studs in the Kyrgyz market to wholesale customers. In the future, when/if we have available resources, operating history and experience, we plan to expand our market to China, Europe and Commonwealth of Independent States (CIS) countries. We believe that there is a demand for our product. However, there is no guarantee that we will be able to sell our drywall steel studs.

Our raw material is galvanized metal with a thickness of 0.5-0.7 millimeters. We plan to buy reels of galvanized metal weighting 5-6 tons. We have several suppliers of galvanized metal such as JSC ArcelorMittal Temirtau, Kazakhstan or BiStal OsOO, Kyrguzstan.

Marketing and Advertising

We intend to rely on our sole officer and director, Marat Asylbekov to market our products. Our marketing strategy will focus on developing a state of the art website, relationships with customers, and developing awareness of Exent Corp. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display the drywall steel studs and its prices which will be available for purchase on our web site. We will market and advertise our website to find potential clients. We plan to use different effective marketing tools for our marketing campaign such as internet, billboards, newspapers and magazines, radio, building shows and expositions. We plan to advertise our website and service different websites as well as on social network websites. The most effective ways of web advertising are flash-banners and contextual ads. All these advertisements are designed to enhance consumer awareness of the Exent Corp.

If we sell at least 50% shares in this offering, we intend to hire one salesperson with good knowledge and connections in the building material distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our drywall steel studs. We intend to focus on direct marketing efforts whereby our representative will directly contact:

*   distributors that are responsible for marketing and selling drywall steel studs;

*   contractors and homebuilders;

*   drywall steel studs suppliers and installers; and

*   retail outlets such as home restoration stores.

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Competition

There are many barriers of entry in the building material market and level of competition is extremely high. Examples of barriers of entry in the building material market include: Brand Loyalty, Aggressive Lower Pricing Tactics, and Economies of Scale. Many of our established competitors have developed a brand following which would make our potential customers prefer their drywall steel studs over ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of goods. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Exent Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of distributing drywall steel studs. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all Exent Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Exent Corp. We are, consequently, at a competitive disadvantage in the market. Therefore, Exent Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Marat Asylbekov, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Stroitelnaya str. 9-1, Ivanovka, Chui region, Kyrgyzstan 72000. This is the office provided by our Sole Officer and Director, Marat Asylbekov. Our telephone number is +996555158151. We do not pay any rent to Mr. Asylbekov and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We do not believe that regulation will have a material impact on the way we conduct our business. We do not need a special approvals or license to operate in Kyrgyz Republic. We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be subject to common business and tax rules and regulations pertaining to the operation of our business. Because we plan to sell our products in China, Europe and Commonwealth of Independent States countries, w e will be also required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of drywall steel studs in any jurisdiction which we would conduct activities. We will be subject to Tariffs/Duties on exporting products. A tariff (or duty, the words are used interchangeably) is a tax levied by governments on the value of exported or imported products.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Marat Asylbekov Stroitelnaya str. 9-1, Ivanovka, Chui region, Kyrgyzstan 72000	26	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Marat Asylbekov has acted as our President, Treasurer, Secretary and sole Director since our incorporation on February 15, 2017. Mr. Asylbekov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Asylbekov was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. In June 2013, Mr. Asylbekov graduated from Power Engineering facility of the Kyrgyz State Technical University, Bishkek, Kyrgyzstan. His speciality is electric stations. From June 2010 to September 2014 he worked at ZAO Alfa-telekom, Bishkek, Kyrgyzstan. Since September 2014, Mr. Asylbekov has been self-employed and operates business of construction and finishing materials distribution.

During the past ten years, Mr. Asylbekov has not been the subject to any of the following events:

  1. Any bankruptcy petition filed by or against any business of which Mr. Asylbekov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

   3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Asylbekov’s involvement in any type of business, securities or banking activities.

   4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Marat Asylbekov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on February 15, 2017 until December 31, 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Marat Asylbekov, President, Secretary and Treasurer	February 15, 2017 to December 31, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Asylbekov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (February 15, 2017) to December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Marat Asylbekov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marat Asylbekov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Asylbekov’s purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Asylbekov, directly or indirectly, from the Company.

On November 15, 2017, we issued a total of 1,500,000 shares of restricted common stock to Marat Asylbekov, our sole officer and director in consideration of $1,500. Further, Mr. Asylbekov has advanced funds to us. As of December 31, 2017, Mr. Asylbekov has advanced to us $224. Mr. Asylbekov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Asylbekov. Mr. Asylbekov will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate substantial  revenues from our operations. The obligation to Mr. Asylbekov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Asylbekov or the repayment of the funds to Mr. Asylbekov. The entire transaction was oral. Mr. Asylbekov is providing us office space free of charge and we have a verbal agreement with Mr. Asylbekov that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of December 31, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Marat Asylbekov Stroitelnaya str. 9-1, Ivanovka Chui region, Kyrgyzstan 72000	1,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of December 31, 2017, there were 1,500,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 1,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.05 per share.

This is a self-underwritten offering, and Mr. Asylbekov, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Asylbekov will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

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This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow, trust or similar account. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $4,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Exent Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2017, there were 1,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Marat Asylbekov owns all 1,500,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Exent Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

FRUCI & ASSOCIATES II, PLLC, our independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2017 and the period from inception (February 15, 2017) to December 31, 2017 included in this prospectus and registration statement. These financial statements are included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The Mintz Fraade Law Firm, P.C. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC.

Our audited financial statements from inception to December 31, 2017, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Exent Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Exent Corp. ("the Company") as of December 31, 2017 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from February 15, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Consideration of the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC

We have served as the Company's auditor since 2018.

Spokane, Washington

February 1, 2018

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EXENT CORP. BALANCE SHEET
December 31, 2017
ASSETS
Current Assets
Cash	$ 1,500
Total Current assets	1,500

Total Assets	$ 1,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 224
Total Liabilities	224

Commitments and Contingencies	-

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
1,500,000 shares issued and outstanding	1,500
Additional paid-in-capital	-
Deficit	(224)
Total Stockholders’ Equity	1,276

Total Liabilities and Stockholders’ Equity	$ 1,500

The accompanying notes are an integral part of these financial statements.

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EXENT CORP. STATEMENT OF OPERATIONS
For the period from Inception (February 15, 2017) to December 31, 2017
Operating expenses
General and administrative expenses	224
Net loss from operations	(224)
Loss before taxes	(224)

Provision for taxes	-

Net loss	$ (224)

Loss per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	220,312

The accompanying notes are an integral part of these financial statements.

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EXENT CORP. STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (FEBRUARY 15, 2017) to DECEMBER 31, 2017
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated	Total
Balances at February 15, 2017, Inception	-	$ -	$ -	$ -	$ -
Common Shares issued for cash at $0.001 per share on November 15, 2017	1,500,000	1,500	-	-	1,500
Net loss for the year	-	-	-	(224)	(224)
Balances as of December 31, 2017	1,500,000	$ 1,500	$ -	$ (224)	$ 1,276

The accompanying notes are an integral part of these financial statements.

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EXENT CORP. STATEMENT OF CASH FLOWS
For the period from Inception (February 15, 2017) to December 31, 2017
Operating Activities
Net loss	$ (224)
Net cash used in operating activities	(224)

Financing Activities
Proceeds from sale of common stock	1,500
Proceeds from loan from shareholder	224
Net cash provided by financing activities	1,724

Net increase in cash and equivalents	1,500
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 1,500
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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EXENT CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (FEBRUARY 15, 2017) TO DECEMBER 31, 2017

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Description of Business

EXENT CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on February 15, 2017. The Company plans to purchase equipment to manufacture and sell drywall steel studs.

Since inception through December 31, 2017 the Company has not generated any revenue and has accumulated losses of $224.

GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (February 15, 2017) resulting in an accumulated deficit of $224 as of December 31, 2017 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted December 31 as its fiscal year end.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. At December 31, 2017, the Company did not have any dilutive securities and other contracts. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2017 the Company's bank deposits did not exceed the insured amounts.

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Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at December 31, 2017.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2017 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On November 15, 2017 the Company issued 1,500,000 shares of its common stock at $0.001 per share for total proceeds of $1,500.

As of December 31, 2017 the Company had 1,500,000 shares issued and outstanding.

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NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 15, 2017 (Inception) through December 31, 2017, the Company’s sole officer and director loaned the Company $224 to pay for incorporation costs and operating expenses.  As of December 31, 2017, the amount outstanding was $224. The loan is non-interest bearing, due upon demand and unsecured.

The Company’s sole officer and director provided services and office space. The Company does not pay any rent to its sole officer and director and there is no agreement to pay any rent in the future.

NOTE 6 – INCOME TAX

The Company is subject to income tax in the U.S., as well as state of Nevada jurisdictions. As of December 31, 2017 the Company had net operating loss carry forwards of $224 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. No open years for tax returns as currently none are due as of the filing.

NOTE 7- SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2017 to January 22, 2018 the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

EXENT CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$24.90
Auditor Fees and Expenses	$4,500.00
Legal Fees and Expenses	$6,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$13,024.90

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Exent Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Exent Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Marat Asylbekov Stroitelnaya str. 9-1, Ivanovka Chui region, Kyrgyzstan 72000	November 15, 2017	1,500,000	$1,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of The Mintz Fraade Law Firm, P.C.
10.1	Written description of the loan agreement with Marat Asylbekov
23.1	Consent of FRUCI & ASSOCIATES II, PLLC
23.2	Consent of The Mintz Fraade Law Firm, P.C. (contained in exhibit 5.1)
99.1	Form of Subscription Agreement

* - previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ivanovka, Chui region, Kyrgyzstan 72000 on March 28 , 2018.

EXENT CORP.

By:	/s/	Marat Asylbekov
	Name:	Marat Asylbekov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Marat Asylbekov
Marat Asylbekov	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 28 , 2018

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